Exhibit 99.2

Genesis Energy, L.P. Prices Public Offering of Common Units

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL) today announced the pricing of a registered underwritten public offering of 4,000,000 common units representing limited partner interests at $44.42 per common unit. We granted the underwriters a 30-day option to purchase up to 600,000 additional common units from us. We intend to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, for general partnership purposes, including funding acquisitions (including organic growth projects) or repaying a portion of the borrowings outstanding under our revolving credit facility.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Deutsche Bank Securities, RBC Capital Markets, Credit Suisse, Raymond James and UBS Investment Bank are acting as joint book-running managers for the offering. Baird, BMO Capital Markets and Janney Montgomery Scott are acting as co-managers. The offering is expected to settle and close on April 10, 2015, subject to customary closing conditions.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

Attn: Prospectus Department

222 Broadway

New York, NY 10038

Email: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

Telephone: (800) 831-9146

Email: prospectus@citi.com

Deutsche Bank Securities

Attn: Prospectus Group

60 Wall Street

New York, NY 10005

Telephone: (800) 503-4611

Email: prospectus.cpdg@db.com

RBC Capital Markets

Attn: Prospectus Department

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Telephone: (877) 822-4089

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

Raymond James

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, FL 33716

Telephone: (800) 248-8863

Email: prospectus@raymondjames.com

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, NY 10171

Telephone: (888) 827-7275

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, each of which is part of our effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include onshore and offshore pipeline transportation, refinery services, marine transportation and supply and logistics. Genesis’ operations are primarily located in Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved, including statements regarding our ability to close the offering successfully and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Bob Deere, 713-860-2516

Chief Financial Officer